UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________
Form 8-K
______________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 26, 2018
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, Jacobs Engineering Group Inc. (the “Company”) announced that Terence D. Hagen, age 54, and Robert V. Pragada, age 50, will each be promoted to Chief Operating Officer effective October 1, 2018.

Mr. Hagen joined the Company in 1987. Mr. Hagen has worked in the Company’s market sectors in both senior operational and sales roles, including as Executive Vice President, Global Sales and Marketing and currently, as President of the Aerospace, Technology, Environmental and Nuclear (ATEN) line of business. As Chief Operating Officer, Mr. Hagen will continue leading ATEN and will also lead other key functions.

Mr. Pragada rejoined the Company in 2016 after serving as President and Chief Executive Officer of The Brock Group for approximately two years. Prior to that, Mr. Pragada worked in executive and senior management capacities with the Company beginning in 2006 and currently serves as President of Buildings, Infrastructure and Advanced Facilities (BIAF) line of business. As Chief Operating Officer, Mr. Pragada will continue leading BIAF and will also lead other key functions.

Each of Mr. Hagen and Mr. Pragada participates in the Company’s Management Incentive Plan (the “Plan”), the Company’s long-term equity incentive plan, the Company’s Executive Severance Plan and the Company’s Executive Deferral Plan in connection with their current roles, and will continue to be eligible to participate in such plans as COO. Any changes in base salary, the incentive target under the Plan and the amount of the fiscal 2019 equity incentive grant will be determined and approved by the Human Resource and Compensation Committee of the Company’s Board of Directors in November 2018.

There are no arrangements or understandings between either Mr. Hagen or Mr. Pragada and any other persons pursuant to which each was appointed as an officer of the Company (other than arrangements or understandings with directors or officers of the Company acting solely in their capacities as such). There are also no family relationships between either Mr. Hagen or Mr. Pragada and any director or executive officer of the Company, and neither Mr. Hagen nor Mr. Pragada is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 26, 2018

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
and Chief Financial Officer